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                                PEERLESS MFG. CO.
                         2002 ANNUAL REPORT ON FORM 10-K

 EXHIBIT 23



               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We have issued our report dated August 30, 2002 accompanying the consolidated financial statements included in the Annual Report of Peerless Mfg. Co. on Form 10-K for the year ended June 30, 2002. We hereby consent to the incorporation by reference of said report in the Registration Statement of Peerless Mfg. Co. on Form S-8 (File No. 333-17229, effective November 12, 1999 and File No. 333-76754, effective January 15, 2002).


                                       /s/ Grant Thornton LLP


Dallas, Texas
August 30, 2002




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